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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2002 (May 3, 2002)

SIMON PROPERTY GROUP, INC. (Exact name of registrant as specified in its charter)	SPG REALTY CONSULTANTS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
001-14469 (Commission File No.)	001-14469-01 (Commission File No.)
046268599 (I.R.S. Employer Identification No.)	13-2838638 (I.R.S. Employer Identification No.)
National City Center 115 West Washington Street, Suite 15 East Indianapolis, Indiana 46204 (Address of principal executive offices) (ZIP Code)

(317) 636-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

        On May 3, 2002 the Registrants' majority-owned subsidiary, Simon Property Group, L.P. (the "Operating Partnership") acquired certain partnership interests owned by Rodamco North America N.V. and its affiliates. During the first quarter 2002, the Operating Partnership signed a definitive agreement to purchase, jointly with Westfield America Trust and The Rouse Company, the partnership interests of Rodamco North America N.V. and its affiliates for $5.4 billion. The Operating Partnership's portion of the acquisition includes the purchase of the remaining partnership interests in four of its existing joint venture assets and new partnership interests in nine additional properties. The Operating Partnership's share of the purchase price was $1.59 billion including $579 million in debt and perpetual preferred units assumed. The value was determined using the net operating income acquired, as well as other valuation techniques and considerations, and the values of the Operating Partnership's share of interests acquired jointly with Westfield America Trust and The Rouse Company, and in each case considered the percentage economic interest acquired.

        The balance was paid in cash at closing, a portion of which (EUR 795 million) was denominated in Euros. The cash, initially, was funded with approximately $180 million by the Operating Partnership's existing $1.25 billion credit facility and a new acquisition facility of $600 million initially funded by JP Morgan Chase, Bank of America, UBS Warburg, Salomon/Citigroup, Merill Lynch, and Deutsche Bank. The acquisition facility is a 12-month credit facility that bears interest at LIBOR plus 65 basis points. The acquisition consisted primarily of partnership interests in regional malls that the Operating Partnership will manage and/or hold its partnership interests, except as described below.

        Concurrent with the acquisition of certain partnership interests of Rodamco North America, N.V. and its affiliates, the Operating Partnership entered into new joint venture agreements for three properties included as part of the acquisition with a third party. The Operating Partnership sold partnership interests in these three properties for approximately $391 million, including approximately $197 million of cash and approximately $194 million of debt assumed.

Item 7.    Financial Statements and Exhibits

        Financial Statements:

  (a)
  Financial statements of businesses acquired.

          At the time of filing this report, the Registrants believe that no financial statements are required to be filed under Regulation S-X. However, if the Registrants subsequently determine that financial statements are required, they will amend this report and file the required financial statements within 60 days.

  (b)
  Pro forma financial information.

          At the time of filing this report, the Registrants believe that no pro forma financial information is required under Regulation S-X. However, if the Registrants subsequently determine that pro forma financial information is required, they will amend this report and file the required information within 60 days.

  (c)
  Exhibits

  2.1
  Purchase Agreement, dated as of January 12, 2002, among Rodamco North America, N.V., Westfield America Limited Partnership, Westfield Growth L.P., Simon Property Group, L.P., Hoosier Acquisition LLC, The Rouse Company and Terrapin Acquisition LLC (incorporated by reference to Exhibit 2.1 to Simon Property Group, L.P.'s Current Report on Form 8-K filed May 20, 2002.)

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

        Dated: May 20, 2002

Simon Property Group, Inc. and SPG Realty Consultants, Inc.
By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURES